Exhibit 99.1

LOS ANGELES SINGAPORE KUALA LUMPUR INDONESIA BANGKOK SUZHOU TIANJIN CHONGQING

FOR IMMEDIATE RELEASE	Company Contact: Investor Contact: A. Charles Wilson Berkman Associates Chairman (310) 477-3118 (818) 787-7000 info@BerkmanAssociates.com

Trio-Tech Fiscal 2016 First Quarter Net Income Increased to $0.08 Per Share Versus a Loss of $0.04 Per Share For Last Year's First Quarter

Van Nuys, CA -- November 16, 2015 – Trio-Tech International (NYSE MKT: TRT) today announced financial results for the first quarter of fiscal 2016:

●	Net income increased to $0.08 per share compared to a net loss of $0.04 per share for the first quarter of fiscal 2015 despite a 2.0% decrease in revenue.
●	Operating income increased to $299,000 compared to an operating loss of $134,000 for the first quarter of fiscal 2015.
●	Cash and cash equivalents increased to $4,001,000, or $1.14 per share, at September 30, 2015 compared to $3,711,000, or $1.06 per share, at June 30, 2015.

CEO Comments
S.W. Yong, Trio-Tech's CEO, said, "Although revenue declined slightly, our tight cost controls increased gross margin, operating income, and net income. Higher product and distribution sales were offset by lower testing services revenue. Such fluctuations in quarterly products and testing services revenue are entirely typical of the semiconductor industry in general and our business in particular, a fact which has taught us to pay careful attention to operating flexibility and costs. Our discipline on the cost side was clearly evident from the 21.2% increase in gross margin for this year's first quarter compared to the first quarter of fiscal 2015, as well as the 4.4% decrease in general and administrative expenses this year versus last. Cash generated from operations also increased, to $688,000 for the first quarter of fiscal 2016 compared to $466,000 a year ago.

"We continue to focus on value creation for both our customers and our shareholders. Our broad menu of products and services, attention to quality, and the wide geographic scope of our operations have enabled us to forge strong relationships with our customers. This is the foundation for the improved bottom-line performance Trio-Tech has delivered for shareholders in the past several quarters."

Fiscal 2016 First Quarter Results
For the three months ended September 30, 2015, revenue decreased 2.0% to $7,930,000 compared to revenue of $8,093,000 for the first quarter of fiscal 2015. Semiconductor testing services revenue decreased 18.1% to $3,783,000 for this year's first quarter compared to $4,618,000 for the same period last fiscal year, primarily reflecting reduced orders from a major customer in Asia.  Manufacturing revenue increased 3.1% to $3,140,000 for the first quarter of fiscal 2016 compared to $3,047,000 for the same period last fiscal year, due to increased orders from a major customer in the Singapore operations. Higher sales to a new customer in Singapore increased distribution revenue 153.2% to $975,000 for the first quarter of fiscal 2016, compared to $385,000 in the same period last year.

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Trio-Tech Reports Fiscal 2016 First Quarter Results
November 16, 2015
Page Two

Net income attributable to Trio-Tech common shareholders for the first quarter of fiscal 2016 increased to $259,000, or $0.08 per basic and diluted share, which included a loss from discontinued operations of $5,000, or $0.00 per share. This compares to a net loss attributable to Trio-Tech common shareholders of $136,000, or $0.04 per basic and diluted share, for the first quarter of fiscal 2015, which included income from discontinued operations of $14,000, or $0.00 per share.
Gross margin for this year's first quarter was 27.5% compared to 22.2% for the same period last fiscal year.  Operating expenses decreased to $1,879,000 for the first quarter of fiscal 2016 compared to $1,931,000 for the same period last fiscal year.
Income from operations for the first quarter of fiscal 2016 increased to $299,000. This compares to a loss from operations of $134,000 for the first quarter of fiscal 2015.
Shareholders' equity at September 30, 2015 was $19,678,000, or $5.60 per outstanding share, compared to $20,722,000, or $5.90 per outstanding share, at June 30, 2015. There were approximately 3,513,000 common shares outstanding at September 30, 2015 and June 30, 2015.

About Trio-Tech
Established in 1958 and headquartered in Van Nuys, California, Trio-Tech International is a diversified business group with interests in semiconductor testing services, manufacturing and distribution of semiconductor testing equipment, and real estate.  Further information about Trio-Tech's semiconductor products and services can be obtained from the Company's Web site at www.triotech.com, www.universalfareast.com, and www.ttsolar.com.

Forward Looking Statements
This press release contains statements that are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and may contain forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and assumptions regarding future activities and results of operations of the Company.  In light of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, the following factors, among others, could cause actual results to differ materially from those reflected in any forward looking statements made by or on behalf of the Company: market acceptance of Company products and services; changing business conditions or technologies and volatility in the semiconductor industry, which could affect demand for the Company's products and services; the impact of competition; problems with technology; product development schedules; delivery schedules; changes in military or commercial testing specifications which could affect the market for the Company's products and services; difficulties in profitably integrating acquired businesses, if any, into the Company; risks associated with conducting business internationally and especially in Southeast Asia, including currency fluctuations and devaluation, currency restrictions, local laws and restrictions and possible social, political and economic instability; changes in U.S. and global financial and equity markets, including market disruptions and significant interest rate fluctuations; and other economic, financial and regulatory factors beyond the Company's control. Other than statements of historical fact, all statements made in this Quarterly Report are forward looking, including, but not limited to, statements regarding industry prospects, future results of operations or financial position, and statements of our intent, belief and current expectations about our strategic direction, prospective and future financial results and condition. In some cases, you can identify forward looking statements by the use of terminology such as "may," "will," "expects," "plans," "anticipates," "estimates," "potential," "believes," "can impact," "continue," or the negative thereof or other comparable terminology.  Forward looking statements involve risks and uncertainties that are inherently difficult to predict, which could cause actual outcomes and results to differ materially from our expectations, forecasts and assumptions.

(tables attached)

TRIO-TECH INTERNATIONAL AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (IN THOUSANDS, EXCEPT NUMBER OF SHARES)

	September 30, 2015	June 30, 2015
ASSETS	(Unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$4,001	$3,711
Short-term deposits	92	101
Trade accounts receivable, less allowance for doubtful accounts of $303 and $313	7,644	7,875
Other receivables	351	389
Loans receivable from property development projects – short term	-	-
Inventories, less provision for obsolete inventory of $685 and $764	1,201	1,141
Prepaid expenses and other current assets	287	244
Assets held for sale	83	98
Total current assets	13,659	13,559
NON-CURRENT ASSETS:
Deferred tax asset	433	453
Investments	-	-
Investment properties, net	1,478	1,540
Property, plant and equipment, net	11,188	12,522
Loans receivable from property development projects – long term	-	-
Other assets	1,753	1,823
Restricted term deposits	1,969	2,140
Total non-current assets	16,821	18,478
TOTAL ASSETS	$30,480	$32,037

LIABILITIES AND SHAREHOLDERS EQUITY
CURRENT LIABILITIES:
Lines of credit	$1,905	$1,578
Accounts payable	2,980	2,770
Accrued expenses	2,660	3,084
Income taxes payable	250	296
Current portion of bank loans payable	310	346
Current portion of capital leases	169	197
Total current liabilities	8,274	8,271
NON-CURRENT LIABILITIES:
Bank loans payable, net of current portion	1,810	2,198
Capital leases, net of current portion	394	475
Deferred tax liabilities	292	333
Other non-current liabilities	32	38
Total non-current liabilities	2,528	3,044
TOTAL LIABILITIES	$10,802	$11,315
COMMITMENT AND CONTINGENCIES	-	-

EQUITY
TRIO-TECH INTERNATIONAL’S SHAREHOLDERS' EQUITY:
Common stock, no par value, 15,000,000 shares authorized; 3,513,055 shares issued and outstanding as at September 30, 2015, and June 30, 2015	$10,882	$10,882
Paid-in capital	3,091	3,087
Accumulated retained earnings	2,505	2,246
Accumulated other comprehensive gain-translation adjustments	1,716	2,771
Total Trio-Tech International shareholders' equity	18,194	18,986
Non-controlling interest	1,484	1,736
TOTAL EQUITY	$19,678	$20,722
TOTAL LIABILITIES AND EQUITY	$30,480	$32,037

See notes to condensed consolidated financial statements.

Table of Contents

TRIO-TECH INTERNATIONAL AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME / (LOSS)
UNAUDITED (IN THOUSANDS, EXCEPT EARNINGS PER SHARE)

	Three Months Ended
	Sept. 30,	Sept. 30,
	2015	2014
Revenue
Manufacturing	$3,140	$3,047
Testing services	3,783	4,618
Distribution	975	385
Others	32	43
	7,930	8,093
Cost of Sales
Cost of manufactured products sold	2,109	2,873
Cost of testing services rendered	2,758	3,049
Cost of distribution	853	340
Others	32	34
	5,752	6,296

Gross Margin	2,178	1,797

Operating Expenses:
General and administrative	1,662	1,738
Selling	171	131
Research and development	46	47
Impairment loss of property, plant and equipment	-	15
Total operating expenses	1,879	1,931

Income / (Loss) from Operations	299	(134)

Other Income / (Expenses)
Interest expenses	(53)	(64)
Other income, net	208	46
Total other income / (expenses)	155	(18)

Income / (Loss) from Continuing Operations before Income Taxes	454	(152)

Income Tax (Expenses) / Benefits	(67)	46

Income / (loss) from continuing operations before non-controlling interest, net of tax	387	(106)

Other Operating Activities
Equity in earnings of unconsolidated joint venture, net of tax	-	-

Discontinued Operations (Note 18)
(Loss) / income from discontinued operations, net of tax	(10)	26
NET INCOME / (LOSS)	377	(80)

Less: net income attributable to the non-controlling interest	118	56
Net Income / (Loss) Attributable to Trio-Tech International Common Shareholder	$259	$(136)

Amounts Attributable to Trio-Tech International Common Shareholders:
Income / (loss) from continuing operations, net of tax	264	(150)
(Loss) / income from discontinued operations, net of tax	(5)	14
Net Income/ (Loss) Attributable to Trio-Tech International Common Shareholders	$259	$(136)

Basic and Diluted Earnings / (Loss) per Share:
Basic and diluted earnings / (loss) per share from continuing operations attributable to Trio-Tech International	$0.08	$(0.04)
Basic and diluted earnings per share from discontinued operations attributable to Trio-Tech International	$-	$-
Basic and Diluted Earnings / (Loss) per Share from Net Income / (Loss)
Attributable to Trio-Tech International	$0.08	$(0.04)

Weighted average number of common shares outstanding
Basic	3,513	3,513
Dilutive effect of stock options	8	-
Number of shares used to compute earnings per share diluted	3,521	3,513

See notes to condensed consolidated financial statements.

Table of Contents

TRIO-TECH INTERNATIONAL AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME / (LOSS)

	Three Months Ended
	Sept. 30,	Sept. 30,
	2015	2014
Comprehensive Income / (Loss) Attributable to Trio-Tech International Common Shareholders:

Net income / (loss)	377	(80)
Foreign currency translation, net of tax	(1,425)	160
Comprehensive (Loss) / Income	(1,048)	80
Less: comprehensive (loss) / income attributable to the non-controlling interests	(252)	113
Comprehensive Loss Attributable to Trio-Tech International Common Shareholders	$(796)	(33)

See notes to condensed consolidated financial statements.